Exhibit 4.3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

Warrant CS-	Void After March 18, 2018

CVENT, INC.

a Delaware corporation

March 18, 2011

COMMON STOCK WARRANT

THIS CERTIFIES THAT, for value received, Sanju K. Bansal (hereinafter, “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from Cvent, Inc., a Delaware corporation (the “Company”), that number of fully paid and nonassessable shares of the Company’s Common Stock, par value $0.001 per share, at the exercise price per share as set forth in Section 1 below.

Terms and Conditions of Warrant

1. Number of Shares; Exercise Price; Term.

(a) Holder shall be entitled to subscribe for and purchase up to fifty-eight thousand nine hundred fifteen (58,915) shares of Common Stock of the Company (the “Shares”).

(b) The “Exercise Price” of this Warrant shall be $0.45 per share.

(c) This Warrant shall expire and cease to be exercisable on the earliest of (i) 5:00 p.m., Virginia local time, on March 18, 2018; (ii) immediately prior to any Change of Control; and (iii) immediately prior to the initial public offering of Company Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Expiration Date”). For purposes of this Warrant, “Change of Control” shall mean (y) any consolidation or merger involving the Company pursuant to which the Company’s stockholders own less than fifty percent (50%) of the voting securities of the surviving entity or (z) the sale of all or substantially all of the assets of the Company.

2. Exercise of Warrant.

(a) Subject to the conditions set forth herein, this Warrant may be exercised by Holder as to the whole or any lesser number of the Shares covered hereby at any time prior to the Expiration Date, upon surrender of this Warrant to the Company at its principal executive office together with the Notice of Exercise annexed hereto as Exhibit A, duly completed and executed by Holder, and payment to the Company of the aggregate Exercise Price for the Shares to be purchased in the form of (i) a check made payable to the Company, (ii) wire transfer according to the Company’s instructions, or (iii) any combination of (i) and (ii). The exercise of this Warrant shall be deemed to have been effected on the day on which Holder surrenders this Warrant to the Company and satisfies all of the requirements of this Section 2. Upon such exercise, Holder will be deemed a stockholder of record of those Shares for which the warrant has been exercised with all rights of a stockholder (including, without limitation, all voting rights with respect to such Shares and all rights to receive any dividends with respect to such Shares). If this Warrant is to be exercised in respect of less than all of the Shares covered hereby, Holder shall be entitled to receive a new warrant covering the number of Shares in respect of which this Warrant shall not have been exercised and for which it remains subject to exercise. Such new warrant shall be in all other respects identical to this Warrant.

(b) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Preferred Stock so purchased shall be delivered to Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to Holder within such time.

3. Covenants of the Company. The Company covenants and agrees that all equity securities that may be issued upon the exercise of the rights represented by this Warrant, upon issuance and payment therefor in accordance herewith, will be duly authorized, validly issued, fully paid and nonassessable shares of capital stock of the Company.

4. Transfer, Exchange, or Loss of Warrant.

(a) This Warrant may not be assigned or transferred except as provided in this Section 4 and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). Any purported transfer or assignment made other than in accordance with this Section 4 shall be null and void and of no force or effect.

(b) Prior to any transfer of this Warrant, other than in an offering registered under the Securities Act, Holder shall notify the Company of its intention to effect such transfer, indicating the circumstances of the proposed transfer and, upon request, furnish the Company with an opinion of its counsel, in form and substance satisfactory to counsel for the Company, to the effect that the proposed transfer may be made without registration under the Securities Act or qualification under any applicable state securities laws. The Company will promptly notify Holder if the opinion of counsel furnished to the Company is satisfactory to counsel for the Company. Unless the Company notifies Holder within twenty (20) days after its receipt of such opinion that such opinion is not satisfactory to counsel for the Company, Holder may proceed to effect the transfer.

(c) Unless a registration statement under the Securities Act is effective with respect to the Shares or any other security issued upon exercise of this Warrant, the certificate representing such Shares or other securities shall bear the following legend, in addition to any legend imposed by applicable state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

(d) Upon receipt by the Company of satisfactory evidence of loss, theft, destruction or mutilation of this Warrant and of indemnity satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

5. Market Stand-Off Agreement. Holder and each transferee of this Warrant (or any replacement issued hereunder) or any of the Shares issued hereunder, agrees by acceptance hereof or thereof not to sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities of the Company, nor shall Holder enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711 (f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). Holder further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

6. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company with respect to the purchase of the Warrant as follows:

(a) Experience. Holder is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act. Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that Holder is capable of evaluating the merits and risks of Holder’s investment in the Company and has the capacity to protect Holder’s own interests.

(b) Investment. Holder is acquiring the Warrant and the Shares for investment for Holder’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Holder understands that the Warrant and the Shares have not been, and when issued will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and accuracy of such Holder’s representations as expressed herein and in response to the Company’s inquiries.

(c) Transferability. Holder acknowledges that the Warrant and the Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Holder understands and acknowledges that the Company is under no obligation to register the Warrant or the Shares. Holder understands that the Warrant and the Shares may be imprinted with a legend that prohibits the transfer of such securities unless they are registered under the Securities Act or such registration is not required in the opinion of counsel for the Company.

(d) Rule 144. Holder acknowledges that Holder is familiar with the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), which, in some circumstances permits limited public resales of “restricted securities” like the shares acquired from an issuer in a non-public offering. Holder understands that Holder’s ability to sell the shares under Rule 144 in the future is uncertain, and may depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than a specified period after Holder’s purchase and full payment (within the meaning of Rule 144) for the Shares; and (iii) if Holder is an affiliate of the Company (A) the sale being made in an unsolicited “broker’s transaction”, transactions directly with a market maker or riskless principal transactions, as those terms are defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three- month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

(e) No Public Market. Holder understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities. Holder understands that even if such a public market exists in the future, the Company may not, at the time such Holder wishes to sell the Warrant or the Shares, be satisfying the current public information requirements of Rule 144, and that, in such event, Holder would be precluded from selling such securities under Rule 144 even if relevant holding period had been satisfied.

(f) Access to Data. Holder has received all the information Holder considers necessary or appropriate for deciding whether to acquire the Warrant. Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and has had the opportunity to review the Company’s facilities. Holder has also had an opportunity to ask questions of officers of the Company concerning the terms of this offering, which questions were answered to Holder’s satisfaction. Holder understands that such discussions, as well as any written information issued by the Company were intended to describe certain aspects of the Company’s business and prospects but were not a thorough or exhaustive description. Holder acknowledges that any estimates or projections as to events that may occur in the future are based on the best judgment of the Company’s management as of the date of this Agreement and that whether or not such estimates or projections may be achieved will depend upon the Company’s achieving its overall business objectives, including the availability of funds from the sale of the Warrant hereby. Holder acknowledges that there can be no assurances that any projections will be attained.

(g) Responsibility for Tax Consequences. Holder has had an opportunity to review the federal, state, local, and foreign tax consequences of this investment (including any tax consequences that may result now or in the future under recently enacted tax legislation) and has had the opportunity to consult with such tax advisors as Holder deems appropriate regarding such consequences. Holder acknowledges that it is not relying on any statements or representations of the Company or its agents in regard to such tax consequences and understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment. Holder acknowledges that the Company has no obligation in regard to the future conduct of its business, or to act or refrain from acting in any manner, regardless of the loss of any tax benefit to Holder in connection with the purchase, ownership, or sale of the Warrant or the Shares.

(h) No Legal, Tax, or Investment Advice. Holder understands that nothing in this Warrant or any other material presented to it in connection with the purchase and sale of the Warrant or the Shares constitutes legal, tax, or investment advice. Holder has consulted such legal, tax, and investment advisors as Holder, in Holder’s sole discretion, has deemed necessary or appropriate in connection with Holder’s purchase of the Warrant.

7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which Holder would otherwise be entitled, Holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of the fair market value for such fractional share above the Exercise Price for such fractional share (as determined in good faith by the Company’s board of directors) or (ii) a whole share if Holder tenders the Exercise Price for one whole share.

8. No Rights as Stockholders. This Warrant does not entitle Holder hereof to any voting rights, dividend rights, or other rights as a stockholder of the Company prior to the exercise hereof.

9. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

10. Adjustments. The Exercise Price per Share and the number of Shares purchasable hereunder shall be subject to adjustment from time to time as follows:

(a) Reclassification, Etc. If the Company shall, at any time, by subdivision, combination, or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, the Exercise Price shall be adjusted such that this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(b) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

11. Notice of Adjustments; Notices. Whenever the Exercise Price or number of Shares issuable upon exercise hereof shall be adjusted pursuant to Section 10 hereof, the Company shall issue a written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such notice to be mailed to the holder of this Warrant.

12. Entire Agreement. This instrument represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements and all contemporaneous oral agreements relating to such matters.

14. Miscellaneous.

(a) Successors and Assigns. This Warrant shall be binding upon any successors or assigns of the Company.

(b) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(c) Attorneys’ Fees. In any litigation, arbitration, or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

(d) Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and Holder.

(e) Notice. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile, or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses or facsimile number of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

If to Holder:

Sanju K. Bansal

Address:

Phone:
Fax:

If to the Company:	with a copy to:

Cvent, Inc.	Wilson Sonsini Goodrich & Rosati, P.C.
8180 Greensboro Drive, Suite 900	1700 K Street, NW, Fifth Floor
McLean VA 22102	Washington, DC 20006
Attention: Thomas Kramer	Attention: Mark R. Fitzgerald, Esq.
Phone: (703) 226-3550	Phone:	(202) 973-8800
Fax: (703) 226-3502	Fax:	(202) 973-8899

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IN WITNESS WHEREOF, the Company has caused this Common Stock Warrant Agreement to be executed as of the date first above written.

CVENT, INC.

By:	/s/ Thomas Kramer
Name:	Thomas Kramer
Title:	CFO

EXHIBIT A

NOTICE OF EXERCISE

NOTICE OF EXERCISE

COMMON STOCK WARRANT

To:	Cvent, Inc.

1. The undersigned hereby elects to purchase              shares of Common Stock (“Stock”) of Cvent, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the aggregate exercise price therefor and any transfer taxes payable pursuant to the terms of the Warrant, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

2. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for his own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that he does not have any contract, undertaking, agreement, understanding or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes he has received all the information he considers necessary or appropriate for deciding whether to purchase the Stock.

3. The undersigned understands that the shares of Stock are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), only in certain limited circumstances. In this connection, the undersigned represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4. The undersigned and each transferee of the Stock issued hereunder, agrees by acceptance hereof or thereof not to sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Stock or other securities of the Company, nor to enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Stock or other securities of the Company, during the period from the filing of the first registration statement of the Company filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of such registration statement (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). Holder further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff” agreement in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of any such restriction period.

5. The undersigned understands the instruments evidencing the Stock may bear the following legend, in addition to any legend required by applicable state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

6. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:

Name:

Address:

IN WITNESS WHEREOF, the Warrant Holder has executed this Notice of Exercise effective this      day of             ,         .

WARRANT HOLDER

By:

Name:

Title: